Exhibit 99.1


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

         I, Robert H. Swanson, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Linear Technology Corporation on Form 10-Q for the fiscal quarter ended September 29, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Linear Technology Corporation.


                                               By:    /s/ Robert H. Swanson, Jr.
                                               ---------------------------------
                                               Name:  Robert H. Swanson, Jr.
                                               Title: Chief Executive Officer


         I, Paul Coghlan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Linear Technology Incorporation on Form 10-Q for the fiscal quarter ended September 29, 2002, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Linear Technology Corporation.


                                               By:    /s/ Paul Coghlan
                                               -----------------------
                                               Name:  Paul Coghlan
                                               Title: Chief Financial Officer

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